                                    LEASE

THIS LEASE is made this 16 day of SEPTEMBER, 1997, by and between William Weinberg (hereinafter called "Lessor") and TRISTAR AEROSPACE, INC. (hereinafter called "Lessee").

                                  WITNESSETH

1.   LEASED PREMISES

     A. In consideration of the rents hereinafter reserved and of the covenants, agreements and conditions hereinafter contained on the part of the Lessee to be paid, observed and performed, the Lessor does hereby demise and lease the following described premises (hereinafter called the "Leased Premises") located in the State of Oklahoma and more particularly described as that portion of that certain building located at 11333 E. PINE ST., TULSA, OKLAHOMA 74116-2030 (hereinafter called the "Building"), containing approximately 3,588 square feet of office space as shown on the plan attached hereto and made a part hereof as Exhibit "A" and located on the real estate legally described in Exhibit "B" attached hereto and made a part hereof (such real estate is hereinafter called the "Property" and the Building, and the other improvements situated on the Property are herein called the "Center"), subject to liens, covenants, easements, agreements and restrictions of record.

     B. Lessee shall have the right to use, in common with the other tenants of the Center, certain Common Areas as that term is defined in
Section 2 hereof, on the terms and conditions set forth herein.

2.   COMMON AREAS

     A. Subject to the terms and conditions of the Lease and such rules and regulations as Lessor may from time to time impose in writing, Lessee and Lessee's employees, agents, invites, customers and contractors shall, in common with Lessor and the occupants of the Center and their respective employees, agents, invites, customers and contractors and others entitled to the use thereof have the right to use the access roads and parking areas located on the Land (unless such parking areas are specifically designated by Lessor for use by a particular tenant) and those facilities provided and designated by Lessor for the general use and convenience of the tenants of the Center, which roads, areas and facilities as they may from time to time exist are referred to herein as "Common Areas". Lessor reserves the right from time to time to increase or decrease the number of roads, areas and facilities comprising the Common Areas and to make changes in the shape, size, location and extent thereof provided that such changes will not affect Lessee's use of the Leased Premises in a materially adverse manner.

     B. Lessor shall, throughout the term of this Lease, including any extensions and renewals thereof, operate, manage and maintain all Common Areas within the Center. The manner in which such areas shall be maintained and the amount and nature of the expenditures to be made for such maintenance shall be determined at the sole discretion of Lessor.

     C. Lessor shall have the right to close all or any portion of the Common Areas to the extent as may be legally sufficient to prevent a dedication thereof or the accrual of rights of any person or the public therein, provided, however, that Lessor shall restrict the period of any such closing to the minimum time necessary under applicable law to prevent such dedication and accrual of rights.

     D. Lessee shall not at any time park or permit the parking of Lessee's trucks or other vehicles, or the trucks or other vehicles of Lessee's suppliers or any others, adjacent to loading areas so as to interfere in any way with the use of such areas by other tenants, nor shall Lessee at any time permit the parking of Lessee's trucks, or the trucks of Lessee's suppliers, or others in any portion of the parking lot not designated by Lessor for such use by Lessee.

     E. Lessee shall not at any time operate, nor shall it permit its employees, agents, invites, customers or contractors to operate any truck or other vehicle in such manner as to directly or indirectly damage any portion of the

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Center, including damage to the Center caused by excessive wear and tear of the improved portions of the Common Areas.

     F. Lessor reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Areas, and part or parts thereof, as Lessor may deem appropriate. The rules and regulations shall be binding upon Lessee seven (7) days after delivery of a copy thereof to Lessee, and Lessee agrees to abide by such rules and regulations and to cooperate in their observance. The rules and regulations may be amended by Lessor from time to time, with or without advance notice to Lessee, and all amendments shall be effective seven (7) days after delivery of a copy thereof to Lessee. Any such changes shall not have a material adverse effect on lessee's operations.

3.   TERM

     A. This Lease shall be for a term of 2 years, 0 month(s) and shall commence on DECEMBER 1, 1997 (hereinafter called the "Leased Commencement Date") and shall be terminated on NOVEMBER 30, 1999 (both dates inclusive, unless sooner terminated as hereinafter provided (hereinafter sometimes called the "Term").

4.   USE OF LEASED PREMISES

     A. Subject to the conditions contained herein, the Leased Premises may be used and occupied by the Lessee during the Term hereof and any option or renewal periods contained herein which are validly exercised, for the following purposes (and for no other purpose whatsoever without Lessor's prior written consent): GENERAL OFFICE OPERATIONS AND SERVICES.

     B. Lessee shall not do or permit to be done in or about the Leased Premises anything which is (a) contrary to law, zoning regulations, recorded restrictions, applicable local rules and regulations, or (b) is, in the opinion of Lessor, of a hazardous or dangerous nature, or (c) will increase the rates or cause a cancellation of any insurance policies maintained on the Center by Lessor or Lessee. Lessee shall not obstruct or interfere with the rights of other tenants or occupants of the Building or their customers and invites, nor shall it engage in any activities that in the opinion of Lessor might constitute a source of annoyance thereto.

5.   POSSESSION AND OCCUPANCY

     A. By occupying the Leased Premises or taking possession thereof Lessee (1) accepts said Premises as suitable for the purposes and uses intended therefore by Lessee, (ii) accepts the Building and each and every appurtenance thereof and (iii) conclusively waives any and all defects in or to the Leased Premises, Building and Center.

     B. If Lessee occupies the Leased Premises prior to the Lease Commencement Date with Lessor's written consent, ail of the provisions of this Lease shall be in full force and effect as of the date the Lessee occupies the Leased Premises. Rent for any period prior to the Lease Commencement Date shall be fixed by written agreement of the Lessor and Lessee or, in the absence of such agreement, at the monthly Rent set forth in Section 6 below.

6.   RENT

     A. Lessee shall, without deduction, abatement or set off of any kind or nature whatsoever, pay to Lessor at:
               William Weinberg
               11333 E. Pine St., Suite #147
               Tulsa, OK. 74116-2030

or at such other place as Lessor may designate from time to time in writing, monthly Base Rent the amount of $2,541.50 payable in advance on the first day of each and every calendar month during the term of the lease. Such rent shall be subject to adjustments for year two as follows and cost of living adjustments in the beginning of years three, four and five as follows:

     (1) RENTAL ADJUSTMENT. For the first two- (2) year(s), base rent shall be as set forth in 6A above. For the option years following the second (2) year, the base rent shall be increased by the percentage of increase, if any, in the Consumer Price Index -- U.S. Average -- All Urban Consumers (1982-84 = 100), as published by the U.S. Department of Labor's Bureau of Labor Statistics for the first month of each of such successive periods over the

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     base period. If said index shall cease to be published, the parties shall use the most comparable index published by the U.S. Government. If the parties shall be unable to agree on a successor index, the parties shall refer the choice of successor index to arbitration in accordance with the rules of the American Arbitration Association. The base period, for purposes of such adjustment, shall be the month of the year in which this Lease is executed. (By way of illustration only, if the base period Index figure for the month in which this Lease is executed is 200, and the Index for the first month of the first successive period is 210, then the Minimum Rent for such ensuing period shall be increased by 5 percent).

The above Base Rent shall include charges for utilities, gas, water, electric services and janitorial services in the demised office space. If the term commences or ends other than on the first day of a month, then the Base Rent for such month shall be prorated based upon a thirty (30) day month for such fractional period and paid promptly to the Lessor. The obligation of Lessee to pay Base Rent hereunder shall be deemed an independent covenant of Lessee.

     B. All payments to Lessor due under this Lease shall, if not received by the tenth (10th) day of the month in which said payment is due, bear interest from the due date until received by Lessor at maximum lawful rate allowed by the State of Oklahoma. Lessor's right to receive interest shall not in any way limit any other remedies available to Lessor under this Lease or at law or equity in the event of a default by Lessee hereunder.

     C. In addition to the aforementioned Base Rent, Lessee shall reimburse Lessor for Lessee's prorated share of maintenance related to the removal of ice and/or snow from the common area walkways and automobile parking areas. Prorated share of maintenance will be based on Lessee's percentage of the entire net rentable space.

     D. Lessee shall have two (2) option(s) to extend the terms of this Lease for a period of two (2) year(s) each from and after the termination hereof under the some terms and conditions herein, except as to Base Rent, and as to the options provided that the following conditions are fulfilled:

     (1) That one hundred eighty (180) days prior to the termination of the original term of the Lease or the expiration of the first option period, the Lessee gives Lessor written notice of Lessee's intention to exercise the option; and

     (2)  That at the time of such written notices Lessee is not in default;
and

     (3) Base Rent for each year of the option period(s) shall be increased, by the percentage increase, if any in the United States Consumer Price Index for All Urban Consumers (CPI) as stipulated in paragraph 6A(1).

7.   SECURITY DEPOSIT

     A. Lessee has deposited with Lessor the sum of TWO THOUSAND FIVE HUNDRED FORTY-ONE AND 50/100 ----DOLLARS ($2,541.50) upon the execution of this Lease (the "Security Deposit"). Said sum shall be held by Lessor as security for the faithful performance by Lessee of all of the obligations under this Lease. The Security Deposit shall not be assigned, transferred or encumbered by Lessee and any attempt to do so by Lessee shall be void and unenforceable and shall not be binding upon Lessor.

     B. If Lessee defaults with respect to any provision of this Lease or Lessor makes any payment on behalf of Lessee which Lessee is required to make under the terms of this Lease, Lessor may (but shall not be required to) use, apply, or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee's default, or to compensate Lessor for any other loss or damage which Lessor has suffered or may suffer by reason Lessee's acts or default. If any portion of the Security Deposit is so used, applied or retained, Lessee shall forthwith, upon Lessor's demand, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount, Lessee's failure to so restore the Security Deposit within ten (10) days after receipt of such demand shall constitute an Event of Default (as such term is hereinafter defined).

     C. Lessor shall not be required to keep the Security Deposit separate from its general fund unless so required by

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law. In no event shall Lessor be deemed a trustee of the Security Deposit.
Lessee shall not be entitled to any interest on the Security Deposit.

     D. If Lessee shall have fully and faithful performed all of its obligations under the Lease, the Security Deposit or the then remaining balance thereof shall be refunded to Lessee within twenty (20) business days after the termination of this Lease. In the event Lessor's interest in this Lease is sold, transferred or otherwise terminated, Lessor shall transfer said deposit (or the remaining balance thereof) to its successor in interest and thereupon Lessor shall be discharged from any further liability with respect thereto. The provisions of the preceding sentence shall likewise apply to any subsequent transferor.

8.   ASSIGNMENT AND SUBLETTING

     Lessee shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Lessor, which shall not be unreasonably withheld, and which in no case shall be withheld by Lessor in the case of assignment to an entity which continues Lessee's business operations pursuant to a sale of Lessee or Lessee's assets to another entity. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this Lease. Notwithstanding the foregoing, Lessee may assign this lease to any purchaser of substantially all of its operations, whether by sale of assets, sale of stock, or merger, and upon the assumption of liability under this lease by such purchaser, Lessee shall not be released from all liability under this Lease.

9.   ORDINANCE AND STATUTES

     Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Leased Premises, occasioned by or affecting the use thereof by Lessee. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the Leased Premises shall, at the option of the Lessor, be deemed a breach hereof.

10.  MAINTENANCE, REPAIRS, ALTERATIONS

     Lessee acknowledges that the Leased Premises are in good order and repair, unless otherwise indicated herein. If Lessee damages any of the heating and air conditioning systems, electrical systems, pluming systems and other building systems, fixtures, foundations, exterior and interior walls, roofs, windows, doors, plate glass, floors and sprinkler systems, Lessee shall, at his sole cost and expense, repair such damage. Lessee shall surrender the Leased Premises at termination hereof in as good condition as received, normal wear and tear excepted. Lessee acknowledges that he has inspected the Premises and that Lessee is not relying on any representations or warranties made by Lessor, or Lessor's agents, regarding the Leased Premises except as expressly set forth herein. Any repairs or maintenance shall be performed in a workmanlike manner by contractors approved by Lessor pursuant to the specifications provided Lessee by Lessor. Lessor at its sole cost and expense maintain all heating and air conditioning systems, electrical systems, plumbing systems, and other building systems, fixtures, foundations, exterior and interior walls, roofs, windows, doors, plate glass, floors, and sprinkler systems, if any, in good repair and condition, normal wear and tear excepted. Lessee's obligations under this Paragraph 10 shall survive the expiration or other termination of this Lease. Lessor shall provide general maintenance for all heating and air conditioning systems, electrical systems, plumbing systems and office lighting, provided there is no damage by Lessee or any of its agents, employees or invitees.

11.  ENTRY AND INSPECTION

     Lessee shall permit Lessor or Lessor's agent to enter upon the Leased Premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of the lease, to place upon the Leased Premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the Leased Premises thereafter.

12.  INDEMNIFICATION OF LESSOR

     Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the Leased Premises or any part thereof and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused, except if caused by gross negligence or willful acts or omissions of the Lessor.

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13.  SIGNS

     Lessor reserves the exclusive right to the roof, side and rear walls of the Leased Premises. Lessee shall not construct any projecting sign or awning without the prior written consent of Lessor which consent shall not be unreasonably withheld. Lessee shall reimburse Lessor a total sum of THREE HUNDRED AND NO/100-- DOLLARS ($300.00) to provide common exterior and interior directory signs.

14.  ABANDONMENT OF PREMISES

     Lessee shall not vacate or abandon the Leased Premises at any time during the term hereof, and if Lessee shall abandon or vacate the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the Leased Premises shall be deemed to be abandoned, at the option of Lessor.

15.  CONDEMNATION

     If any part of the Leased Premises shall be taken or condemned for public use, and a part thereof remains which is capable of being occupied hereunder, this lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Lessee shall be required to pay such proportion of the rent for the remaining term as the value of the Leased Premises remaining bears to total value of the Leased Premises at the date of condemnation; provided however, that Lessor may at his option, terminate this lease as of the date the condemnor acquires possession. In the event that the Leased Premises are condemned in whole or that such portion is condemned that the remainder is not usable as intended hereunder, this lease shall terminate upon the date upon which the condemnor acquires possession. All sums which may be payable on account of any condemnation shall belong to the Lessor, and Lessee shall be entitled to retain any amount awarded to him for his trade fixtures or moving expenses. If the Building is condemned and the condemnation has a material adverse affect on the Lessee's use of the Leased Premises then Lessee has the right to terminate the Lease.

16.  TRADE FIXTURES

     Any and all improvements made to the Leased Premises during the term hereof shall belong to the Lessor, except trade fixtures of the Lessee. Lessee may, upon termination hereof, remove all his trade fixtures, but shall repair or pay for all repairs necessary for damages to the Leased Premises occasioned by removal.

17.  DESTRUCTION OF LEASED PREMISES

     A. In the event of a partial destruction of the Leased Premises during the term hereof from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs shall interfere with the business of Lessee on the Leased Premises. If such repairs cannot be made within said sixty (60) days. Lessor, at his option, may make the some within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event the Lessor shall not elect to make such repairs which cannot be made within sixty
(60) days, this lease may be terminated at the option of either party.

     B. In the event that the Building is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the Leased Premises be insured or not. A total destruction of the Building shall terminate this lease. If the building is destroyed to an extent that Lessee's use of the Leased Premises is materially and adversely affected, then Lessee shall have the right to terminate this Lease.

18.  HAZARDOUS MATERIALS

     Lessee shall not use, store, or dispose of any hazardous substances upon the Leased Premises, except use and storage of such substances if they are customarily used in lessee's business, and such use and storage complies with all environmental laws. Hazardous substances means any hazardous waste, substance or toxic materials regulated under any environmental laws or regulations applicable to the Property. Lessee shall be solely responsible for proper cleanup and containment of hazardous material spillage. Proper testing of containment of hazardous material spillage by a certified laboratory shall be documented with a copy of the documentation being delivered to Lessor's representative. Lessee shall notify Lessor's representative immediately of testing for the protection of occupants in the facility.

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19.  INSOLVENCY

     In the event a receiver is appointed to take over the business of Lessee, or in the event Lessee makes a general assignment for the benefit of creditors, or Lessee takes or suffers any action under any insolvency or bankruptcy act, the same shall constitute breach of this lease by Lessee.

20.  DEFAULT AND REMEDIES OF LESSOR ON DEFAULT.

     A. The occurrence of any of the following shall constitute an Event of Default.

          1.   The vacation or abandonment of the Leased Premises by Lessee;
          2. A failure by Lessee to pay rent, or make any other payment required to be made by Lessee hereunder, where such failure continues for ten (10) days after the date such payment was due;
          3. A failure by Lessee to observe and perform any of the other provisions of this lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee; provided, same cannot reasonably be cured within such thirty (30) day period. Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion;

In the event of any such default by Lessee, Lessor may, at any time thereafter at Lessor's option, and without limiting Lessor to the exercise of any other right or remedy which Lessor may have at law, in equity or both, with or without notice or demand.

     B. In the event of any "Event of Default" ("Event of Default", and collectively "Events of Default"), Lessor may, at this option, terminate the lease and recover from lessee: (a) the worth at the time of award of unpaid rent which was earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could not be reasonably avoided; (d) the amount of unamortized tenant improvement costs as more fully described in the Addendum To Lease which is attached hereto; and (e) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

     C. Lessor may, in the alternative, continue this lease in effect, as long as lessor does not terminate Lessee's right to possession, and Lessor may enforce all his rights and remedies under the lease, including the right to recover the rent as it becomes due under the lease. If said breach of lease continues, Lessor may, at any time thereafter, elect to terminate the lease.

     D. Nothing contained herein shall be deemed to limit any other rights or remedies which Lessor may have.

21.  SECURITY

     The security deposit set forth above, if any shall secure the performance of the Lessee's obligations hereunder. Lessor may, but shall not be obligated to apply all or portions of said deposit on account of Lessee's obligations hereunder. Lessee shall not have the right to apply the Security Deposit in payment of the last month's rent

22.  DEPOSIT REFUNDS

     The balance of all deposits shall be refunded within two leeks from date possession is delivered to Lessor or his authorized Agent, together with a statement showing any charges made against such deposits by Lessor.

23.  ATTORNEY'S FEES

     In the event that Lessor is required to employ an attorney to enforce the terms and conditions of this agreement or to recover possession of the premises from Lessee, Lessee shall pay to Lessor a reasonable attorney's fee whether or not a legal action is filed or a judgment is obtained. In the event of a legal action, the other party shall pay the attorney's fees and costs of the prevailing party.

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24.  WAIVER

     Failure of Lessor to enforce any term hereof shall not be deemed to be a waiver of any subsequent breach of that or any other obligation hereunder.

25.  NOTICES

     Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other place any may be designated by the parties from time to time.

LESSOR:
          William Weinberg
          5275 Kalanianaole Highway
          Honolulu, Hawaii 96821-1840

          with a copy to:

          Green Valley Center
          Jim Allen, Building Manager
          11333 E. Pine St., Suite #147
          Tulsa, OK 74116-2030


LESSEE:
          TriStar Aerospace, Inc.

          Address:  11333 E. PINE ST., SUITE #73
                   -------------------------------------

          City, state & zip code:  TULSA, OK. 74116
                                  ----------------------

          With a copy to:

          TriStar Aerospace, Inc.
          Mr. Brian Murphy, Vice President

          Address:  11535 E. PINE ST.
                   -------------------------------------

          City, state & zip code:  TULSA, OK 74116
                                  ----------------------

26.  HOLDING OVER

     Any holding over after the expiration of this lease, with the consent of Lessor, shall be construed as a month-to-month tenancy.

27.  TIME

     Time is of the essence of this lease.

28.  HEIRS, ASSIGNS, SUCCESSORS

     This lease is binding upon and insures to the benefit of the heirs, assigns and successors in interest to the parties.

29.  OMITT

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30.  ESTOPPEL CERTIFICATE

     A. Lessee shall at any time upon not less than fifteen (15) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Premises.

     B. At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (1) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (2) that there are no uncured defaults in lessor's performance, and (3) that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this lease.

     C. If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three-year's financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set fourth.

31.  INSURANCE

     A. Liability Insurance; Business Interruption Insurance. Lessee will procure at its own expense and keep in force during the entire term of this
Lease: (1) a policy of comprehensive general liability insurance (Owners', Lessors' and Lessees' Public Liability Insurance) with minimum limits of not less than FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) for injury to one person and not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for injury to more than one person arising out of one occurrence; (ii) a policy in the sum of not less than ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) insuring claims of third persons for property damage; and (iii) a policy of business interruption (use and occupancy) insurance insuring that the rent received hereunder shall be paid to Lessor for a period of up to one (1) year if the Premises are destroyed or rendered inaccessible by a risk insured against by a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements. Said policy or policies shall be with an insurance company or companies authorized to do business in the State of Oklahoma, shall name Lessor as an additional insured, and shall cover the entire demised premises and the areas appurtenant thereto, including the sidewalks upon which the demised Premises abut; and a current certificate of said policy or policies shall be deposited with Lessor. The limits of said policies shall be increased from time to time with due regard to prevailing prudent business practices and as reasonably adequate for Lessor's protection. Said insurance shall contain a provision that it will not be canceled without giving Lessor thirty (30) days' written notice prior to the effective date of the proposed cancellation.

     B. FIRE INSURANCE. Lessee shall, during the entire term hereof keep in full force and effect a policy of fire insurance, sprinkler leakage coverage, including standard extended coverage, in sufficient insurance amounts to cover Lessee's portion of the total gross leasable area and including all goods, wares, merchandise, furniture, fixtures, supplies and other personal property located, stored or placed in or on the premises.

     C. LESSEE'S LIABILITY FOR INCREASED FIRE INSURANCE. Lessee agrees that it will not keep, use, sell or offer for sale in or upon the said premises any article, or perform any services, which may be prohibited by the standard form of fire insurance policy. Lessee agrees to pay as additional rental any increase in premiums for fire and extended coverage

                                     8
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insurance that may be charged during the term of this Lease on the amount of such insurance to be carried by Lessor on said premises or the building of which they are a part, resulting from the type of merchandise or services sold or performed in the premises by Lessee, whether or not Lessor has consented to the same.

32.  ENTIRE AGREEMENT

     The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following lettered Exhibits are attached hereto and made a part hereof.

EXHIBIT A -- LEASED PREMISES
EXHIBIT B -- LEGAL DESCRIPTION
ADDENDUM


TRISTAR AEROSPACE, INC. - LESSEE:

Dated:
       -------------------------------------------------------
Leassee:
       -------------------------------------------------------
Signature: /s/ BRIAN MURPHY
           ---------------------------------------------------
           Its   Brian Murphy, Vice-president - Administration

William Weinberg - LESSOR:

Dated:
       -------------------------------------------------------
Lessor: /s/ William Weinberg
       -------------------------------------------------------




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

                                  ADDENDUM TO LEASE

1.   Lessor shall provide the following:
          1. Install East and West demising walls adjacent to corridors to meet City of Tulsa Building Codes.
          2.   Repaint demised office walls, (Color- Winterbird satin white).
          3.   Refurbish existing ceiling tiles and air conditioning defusers.
          4. Install two approximate 3' x 9' wood doors with 2' x 9' sidelights. One in the East and one in the West demising wall.
          5.   Install two approximate 4' x 9' sidelights in West demising wall.
          6. Install one approximate 3' x 7' wood door and metal frame between suite 68 and 73.
          7. Install one approximate 5' x 7' sliding pocket door between suite 68 and 70.
          8. Install approximately six electrical power poles to accommodate workstations and relocate light switches to West entrance.
          9. Carpet shall be cleaned before occupancy and cleaned in the evening after move-in date.

2. Lessor will ensure a minimum of thirty-five parking spaces is available to the Lessee at the Green Valley Center location throughout the term of this lease. This parking will be allocated for the TriStar employees, customers, and invitees that are conducting business in the Green Valley Center.

3. Every attempt by Lessor will be made to complete this build-out by Lessee's requested date of November 1, 1997. Or prior to December 1, 1997 as note in the lease agreement. However, because of material ordering and city of Tulsa permit requirement Lessor requires a possible sixty-day construction period from the date this lease is consummated.

4.   Lessee shall provide the following at Lessee's expense:
          1. Underground installation of data and phone cabling from Lessee offices located at Braniff M East of Green Valley Center. This installation shall meet all local governmental codes. Cable shall enter the Northeast corner of the Green Valley Center at the rail spur entrance and continue to the South to the main phone cabling office located near the main lobby of the Green Valley Center. Cabling shall than be loop over to the demised space of Lessee.

5. Lessee shall peaceably and quietly hold and enjoy the Leased Premises for the term hereof without hindrance from Lessor or any other person, subject to the terms and conditions of this lease, provided that Lessee has performed all of the terms, covenants, agreements, and conditions of this lease.

6. Upon exercising this lease for one-year, Lessee must give Lessor a written ninety- (90) day notice to terminate this lease agreement. Should Lessee default or terminate the lease agreement before exercising Lessee's option as stated in Section 6.D., Lessee agrees to reimburse Lessor based on the following:
     1. After one-year should Lessee give a written notice, and no option is exercised, a penalty shall be assessed and the Lessee shall reimburse Lessor $ 1,167.00 per month for each month not exercised for the full term of the base lease period. (i.e. Should the one-year anniversary of this lease fall on January 1, 1999 and Lessee gives Lessor a written notice of ninety (90) days. Than Lessee shall vacate the Leased Premises by March 30, 1999 and a penalty of nine months amortized tenant improvement cost shall be assessed.
          9 months x $ 1,167.00 tenant improvement cost = $ 10,503.00. Assessed penalty to Lessor $ 10,503.00.)
     2. If this agreement is exercised through the end of year-two, the Lessee's tenant improvement cost shall be satisfied and no additional penalties shall be assessed.

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